UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 7, 2020

The following Notice of Change of Location relates to the proxy statement of American Axle & Manufacturing Holdings, Inc., dated March 26, 2020, furnished to stockholders in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on Thursday, May 7, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on May 1, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
Our Proxy Statement and our 2019 Annual Report are available at www.envisionreports.com/axl.

American Axle & Manufacturing Holdings, Inc.

Notice of Change of Location of the Annual Meeting of Stockholders
to Virtual Meeting Format
May 1, 2020

Meeting Date and Time: May 7, 2020 at 8:00 a.m. Eastern Time

Virtual Meeting Website and Password: www.meetingcenter.io/272714345 AXL2020

Record Date: March 12, 2020

This Notice of Change of Location of the Annual Meeting of Stockholders amends the original notice included in the proxy statement of American Axle & Manufacturing Holdings, Inc. (AAM) dated March 26, 2020.

As a result of the coronavirus pandemic (COVID-19) and the governmental actions in response to the outbreak, and to protect the well-being of our associates and stockholders, the location of the 2020 Annual Meeting of Stockholders has been changed and will be held in a web-based audio format only. As previously announced, the Annual Meeting will be held on Thursday, May 7, 2020 at 8:00 a.m. Eastern Time.

Only stockholders of record at the close of business on March 12, 2020 (record date) are entitled to attend and vote at the meeting. The virtual meeting is accessible at the website address shown above by using the password AXL 2020 and following the instructions on the website.

Information for Registered Stockholders: You may attend and vote at the Annual Meeting by logging in with your control number and the meeting password. The control number can be found on your proxy card, voting instruction form or notice you previously received.

Information for Beneficial Owners of Stock Held in Street Name: If you hold shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your AAM holdings (along with your name and email address) to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m. Eastern Time on May 4, 2020. You will receive a confirmation email from Computershare of your registration.

We encourage you to vote and submit your proxy before the meeting whether or not you plan to attend. You may use any of the methods described in the previously distributed proxy materials. The proxy card included with the proxy materials may be used to vote your shares in connection with the Annual Meeting. Proxy materials continue to be available at www.envisionreports.com/axl.

For the Board of Directors,

David E. Barnes
Vice President, General Counsel & Secretary